Filed Pursuant to Rule 424(b)(5)
Registration No: 333-227052

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933 but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED AUGUST 27, 2018

$

THE HOME DEPOT, INC.

Floating Rate Notes due                 , 20

    % Notes due                 , 20

    % Notes due                 , 20

    % Notes due                 , 20

This is an offering of $        of floating rate notes due                 , 20    (the “floating rate notes”), $        of     % notes due                 , 20    (the “20    notes”), $        of     % notes due 20    (the “20    notes”) and $        of     % notes due                 , 20    (the “20    notes”). We refer to the 20    notes, the 20    notes and the 20    notes together as the “fixed rate notes,” and we refer to the floating rate notes and the fixed rate notes together as the “notes.”

We will pay interest on the floating rate notes every                 ,                 ,                   and                 , beginning                 , 20    . We will pay interest on the fixed rate notes every                  and                 , beginning                 , 20    .

The floating rate notes are not redeemable prior to maturity. We may redeem the fixed rate notes at any time at the applicable redemption prices specified herein.

The notes will be our unsecured senior obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness.

The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will not be listed on any securities exchange. There is currently no public market for the notes.

For a more detailed description of the notes, see “Description of the Notes” beginning on page S-4.

	Price to the Public		Underwriting Discounts and Commissions		Proceeds to Home Depot
Per Floating Rate Note		%		%		%
Per 20 Note		%		%		%
Per 20 Note		%		%		%
Per 20 Note		%		%		%
Total	$		$		$

Delivery of the notes will be made in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct and indirect participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societé anonyme (“Clearstream”), on or about                 , 2018, against payment therefor in immediately available funds.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the notes involves risk. See “Risk Factors” on page S-3 of this prospectus supplement.

Joint Book-Running Managers

BofA Merrill Lynch	Credit Suisse	Goldman Sachs & Co. LLC	J.P. Morgan

The date of this prospectus supplement is                 , 2018.

We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and we take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and the1accompanying prospectus is accurate as of the dates on their respective covers. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise indicated, all references in this prospectus supplement to “we,” “our,” the “Company,” or “Home Depot” refer to The Home Depot, Inc. and its consolidated subsidiaries.

THE HOME DEPOT, INC.

The Home Depot, Inc. is the world’s largest home improvement retailer based on net sales for the fiscal year ended January 28, 2018. The Home Depot sells a wide assortment of building materials, home improvement products, lawn and garden products, and décor products and provides a number of services. As of October 28, 2018, the Company operated 2,286 The Home Depot stores located in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico.

The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (corporate office) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number is (770) 433-8211.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “should” and “intends” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; issues related to the payment methods we accept; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of the Tax Cuts and Jobs Act of 2017; store openings and closures; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties—many of which are beyond our control, dependent on actions of third parties or currently unknown to us—as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” herein, in Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2018 and in our subsequent Quarterly Reports on Form 10-Q, which filings are available from the Securities and Exchange Commission (the “SEC”) as described under the heading “Where You Can Find More Information” in this prospectus supplement.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosure we make on related subjects in our periodic filings with the SEC.

RISK FACTORS

Investing in the notes involves risk. Before making an investment in the notes, you should carefully consider the risk factors identified in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 28, 2018, which is incorporated herein by reference, as those risk factors are amended or supplemented by the risk factors set forth below and other reports and documents we file with the SEC after the date of this prospectus supplement.

The amount of interest payable on the floating rate notes is set only once per quarter based on the three-month U.S. dollar LIBOR rate on the interest determination date, which rate may fluctuate substantially.

In the past, the level of the three-month U.S. dollar LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month U.S. dollar LIBOR rate is not an indication that the three-month U.S. dollar LIBOR rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month U.S. dollar LIBOR rate as an indication of its future performance. Additionally, although the actual three-month U.S. dollar LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month U.S. dollar LIBOR rate on the applicable interest determination date, the only relevant date for purposes of determining the interest payable on the floating rate notes is the three-month U.S. dollar LIBOR rate as of the interest determination date for such interest period. Changes in the three-month U.S. dollar LIBOR rates between interest determination dates will not affect the interest payable on the floating rate notes. As a result, changes in the three-month U.S. dollar LIBOR rate may not result in a comparable change in the market value of the floating rate notes.

Uncertainty relating to the calculation of three-month U.S. dollar LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the floating rate notes.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be “reference rates.” Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. As a result, it appears highly likely that LIBOR will be discontinued or modified by 2021.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the floating rate notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the floating rate notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the floating rate notes to be materially different than expected.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $        after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, including repurchases of shares of our common stock, subject to market conditions and other business considerations.

DESCRIPTION OF THE NOTES

The floating rate notes and each series of fixed rate notes each constitute a series of senior debt securities described in “Description of Debt Securities” in the accompanying prospectus. This description supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the debt securities contained in “Description of Debt Securities” in the accompanying prospectus. You should read this description together with the description under the heading “Description of Debt Securities” in the accompanying prospectus.

Each series of notes will be issued under the indenture dated as of August 24, 2012 entered into with Deutsche Bank Trust Company Americas, as trustee. We urge you to read the indenture because it, not the descriptions below and in the accompanying prospectus, defines your rights. Those descriptions are qualified in their entirety by reference to the actual provisions of the indenture and the notes. You may obtain copies of the indenture and the notes from us without charge. See the section entitled “Where You Can Find More Information” in this prospectus supplement.

General

The floating rate notes will mature on                 , 20      and will bear interest as described in “—Interest on Floating Rate Notes” below. The 20    notes, the 20    notes and the 20    notes will mature on                 , 20     ,                 , 20      and                 20     , respectively, and will bear interest as described in “—Interest on Fixed Rate Notes” below.

The notes do not contain any sinking fund provisions.

The notes will be issued only in registered form without coupons, in denominations of $2,000 or integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or any exchange of notes, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The notes will be our unsecured senior obligations and will rank equally with our existing and future unsecured and unsubordinated indebtedness. The indenture does not limit the amount of debt securities we may issue.

In some circumstances, we may elect to discharge our obligations in respect of the notes through defeasance or covenant defeasance. See “Description of Debt Securities — Defeasance” in the accompanying prospectus for more information about how we may do this.

Interest on Floating Rate Notes

The floating rate notes will bear interest at a variable rate. The interest rate for the floating rate notes for a particular interest period will be a per annum rate equal to the three-month LIBOR rate as determined on the applicable interest determination date by the calculation agent appointed by us, which initially will be the trustee, plus     %. The interest rate on the floating rate notes will be reset on the first day of each interest period other than the initial interest period (each an “interest reset date”). Interest on the floating rate notes will be payable quarterly on                 ,                 ,                   and                 of each year, beginning                 , 20    . An interest period is the period commencing on an interest payment date (or, in the case of the initial interest period, commencing on the date the floating rate notes are issued) and ending on the day preceding the next interest payment date. The initial interest period is                 , 2018 through                 , 2019. The interest determination date for an interest period will be the second London business day preceding such interest period (the “interest determination date”). The interest determination date for the initial interest period will be                 , 2018. All payments of interest on the floating rate notes due on any interest payment date will be made to the persons in whose names the floating rate notes are registered at the close of business on the 15th calendar day immediately preceding the interest payment date (whether or not a business day). However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable. Interest on the floating rate notes will be calculated on the basis of the actual number of days in each quarterly interest period and a 360-day year.

With respect to the floating rate notes, if an interest payment date or a Change of Control Payment Date (as defined below) falls on a day that is not a LIBOR business day, the interest payment will be made on the next succeeding LIBOR business day, except that if that LIBOR business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding LIBOR business day and no interest on a Change of Control Payment will accrue from and after the Change of Control Payment Date. If the maturity date of the floating rate notes falls on a day that is not a LIBOR business day, the payment of interest and principal will be made on the next succeeding LIBOR business day and no interest on the floating rate notes will accrue for the period from and after the maturity date. A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. A “London business day” is any day on which dealings in United States dollars are transacted in the London interbank market. A “LIBOR business day” is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“LIBOR” will be determined by a calculation agent in accordance with the following provisions:

(1) With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that interest determination date. If no rate appears, then LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an interest determination date on which no rate appears on Reuters Screen LIBOR01 Page, as specified in (1) above, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market as selected by the calculation agent after consultation with us (one of which may be an affiliate of the calculation agent) to provide the calculation agent with such reference bank’s offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in the City of New York selected by the calculation agent after consultation with us (one of which may be an affiliate of the calculation agent) for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the calculation agent are not providing quotations in the manner described by this sentence, LIBOR will be the same as the rate determined for the immediately preceding interest reset date.

“Reuters Screen LIBOR01 Page” means the display designated on page “LIBOR01” on Reuters (or such other page as may replace the LIBOR01 page on that service or any successor service for the purpose of displaying London interbank offered rates for United States dollar deposits of major banks).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 8.986865% (or 0.08986865) being rounded to 8.98687% (or 0.0898687)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application; provided that the calculation agent shall have no duty to make such determination. Additionally, the interest rate on the floating rate notes will in no event be lower than zero.

The calculation agent will, upon the written request of any holder of the floating rate notes, provide the interest rate then in effect with respect to the floating rate notes. All calculations made by the calculation agent in the absence of manifest error will be conclusive for all purposes and binding on us and the holders of the floating rate notes. The calculation agent and the trustee shall not be responsible to us, holders of the notes, or any third party for any unavailability of the LIBOR rate or failure of the reference banks to provide quotations as requested of them or as a result of the calculation agent and the trustee having acted on any quotation or other information given by any reference bank which subsequently may be found to be incorrect or inaccurate in any way. The calculation agent and the trustee shall have no liability to us, to holders or to any third party as a result of losses suffered due to the lack of an applicable rate of interest or in connection with the use of an alternative rate.

Interest on Fixed Rate Notes

We will pay interest on the 20    notes at the rate of     % per year, we will pay interest on the 20    notes at the rate of     % per year and we will pay interest on the 20    notes at the rate of     % per year. Interest on each series of the fixed rate notes will be paid semi-annually in arrears on                  and                 of each year, beginning                 , 2019, to holders of record on the preceding                  and                 (whether or not a business day). Interest payments for each series of the fixed rate notes will include accrued interest from and including                 , 2018 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to but excluding the next interest payment date or the date of maturity, as the case may be.

Interest payable at the maturity of each series of the fixed rate notes will be payable to the registered holders of the fixed rate notes to whom the principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, date of redemption, Change of Control Payment Date (as defined below) or the maturity date of any of such series of the fixed rate notes is not a business day, then payment of principal and interest will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date, Change of Control Payment Date or maturity date, as the case may be, to the date payment is made. A “business day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

Optional Redemption

The floating rate notes are not redeemable prior to maturity.

We may, at our option, at any time and from time to time redeem all or any portion of each series of the fixed rate notes on not less than 15 nor more than 45 days’ prior notice mailed to the holders of the notes to be redeemed. Prior to                 , 20    (                months prior to the maturity date of the 20    notes) in the case of the 20    notes, prior to                 , 20    (                months prior to the maturity date of the 20    notes) in the case of the 20    notes and prior to                 , 20    (                months prior to the maturity date of the 20    notes) in the case of the 20    notes, each series of the fixed rate notes will be redeemable at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such series of notes matured on the relevant Par Call Date (except that, if the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced (solely for the purpose of this calculation) by the amount of interest accrued thereon to the redemption date), discounted to the redemption date (using the discount rate set forth below) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months). The discount rate for the 20    notes will be the Treasury Rate plus                basis points, the discount rate for the 20    notes will be the Treasury Rate plus            basis points and the discount rate for the 20    notes will be the Treasury Rate plus                basis points.

At any time on or after                 , 20    (                months prior to the maturity date of the 20    notes), the 20    notes will be redeemable, in whole or in part at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the 20    notes to be redeemed plus accrued interest thereon to the date of redemption. At any time on or after                 , 20    (                months prior to the maturity date of the 20    notes), the 20    notes will be redeemable, in whole or in part at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the 20    notes to be redeemed plus accrued interest thereon to the date of redemption. At any time on or after                 , 20    (                months prior to the maturity date of the 20    notes), the 20    notes will be redeemable, in whole or in part at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the 20    notes to be redeemed plus accrued interest thereon to the date of redemption.

“Par Call Date” means, with respect to the 20    notes, the date that is                months prior to the maturity date of the 20    notes; with respect to the 20    notes, the date that is                months prior to the maturity date of the 20    notes and, with respect to the 20    notes, the date that is                months prior to the maturity date of the 20    notes.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes of the relevant series. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations as determined by us for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained, or (3) if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their successors and affiliates and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we are required to designate as a substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

On and after any redemption date, interest will cease to accrue on the fixed rate notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the fixed rate notes to be redeemed on such date. If we are redeeming less than all of the fixed rate notes of a given series, the trustee under the indenture must select the fixed rate notes of that series to be redeemed either pro rata, by lot or by such other method as the trustee deems fair and reasonable; provided, that so long as the fixed rate notes of that series are represented by one or more global securities, interests in such fixed rate notes will be selected for redemption by DTC in accordance with its standard procedures therefor.

We may, in any notice of redemption delivered to holders of fixed rate notes, specify in our discretion one or more conditions precedent that must be satisfied prior to our obligation to so redeem the fixed rate notes subject to such notice of redemption.

Change of Control

If a Change of Control Triggering Event occurs, unless, in the case of each series of the fixed rate notes, we have exercised our right to redeem such fixed rate notes as described above, holders of notes will have the right to require us to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. We must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Home Depot and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Home Depot to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Home Depot and its subsidiaries taken as a whole to another Person or group may be uncertain.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the notes of the applicable series are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Home Depot and its consolidated subsidiaries taken as a whole to any Person other than Home Depot or one of its subsidiaries; or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of Home Depot’s voting stock.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

Additional Notes

We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with any series of notes in all respects and having the same interest rate, maturity and other terms as such series of notes (except for the public offering price and issue date and, in some circumstances, the first interest payment date) so that such additional notes shall be consolidated and form a single series with such notes; provided, that such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes and if such additional notes are not fungible with the series of notes offered hereby for United States federal income tax purposes, the additional notes will have a different CUSIP number. No additional notes may be issued if an event of default has occurred and is continuing with respect to such notes.

Book-Entry System

Upon issuance, each series of notes will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the notes through the accounts that each of these systems maintains as a participant in DTC.

A description of DTC’s procedures with respect to the global securities is set forth in the section “Description of Debt Securities—Book-Entry Delivery and Settlement” in the accompanying prospectus.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences to you of the purchase, ownership, and disposition of the notes as of the date hereof. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, administrative rulings and judicial decisions currently in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, or interpreted differently by the Internal Revenue Service (“IRS”) or the courts so as to result in U.S. federal income tax consequences different from those summarized below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary deals only with the notes held as a capital asset by a beneficial owner who purchased the notes for cash pursuant to this offering at the offer price set forth on the front cover hereof.

This summary does not describe all of the U.S. federal income tax considerations that may be relevant to you in light of your particular investment or other circumstances. This discussion also does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the U.S. federal income tax laws. Special rules apply, for example, if you are:

•	a bank, thrift, insurance company, regulated investment company or other financial institution or financial service company;

•	a broker or dealer in securities or foreign currency;

•	a U.S. person that has a functional currency other than the U.S. dollar;

•	a person subject to alternative minimum tax;

•	a person who owns the notes as part of a straddle, hedging transaction, constructive sale transaction or other risk-reduction transaction;

•	a tax-exempt entity;

•	a retirement plan;

•	a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes);

•	a person who is required for U.S. federal income tax purposes to conform the timing of income accruals to its financial statements under section 451(b) of the Code;

•	a person who has ceased to be a United States citizen or to be taxed as a resident alien; or

•	a person who acquires the notes in connection with employment or other performance of services.

In addition, the following discussion does not address all possible tax consequences related to the acquisition, ownership and disposition of the notes. In particular, it does not discuss any estate, gift, generation-skipping, transfer, state, local or foreign tax consequences, or the consequences arising under any tax treaty.

This discussion is for informational purposes only and is not a substitute for careful tax planning and advice. If you are considering the purchase of the notes, you should consult your own tax advisor concerning the particular U.S. federal tax consequences to you of the ownership of the notes, including gift and estate tax laws, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local, foreign or other tax laws.

U.S. Holders

For purposes of this summary, a “U.S. Holder” means a beneficial owner of a note that for U.S. federal income tax purposes is:

•	an individual who is a resident or a citizen of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. If you are a partner in a partnership that holds notes, you should consult your tax advisors as to the United States federal income tax consequences to you of the acquisition, ownership and disposition of the notes by the partnership.

Payment of Interest

It is anticipated, and this discussion assumes, that the notes will be issued with no more than de minimis original issue discount and that the interest rate on the floating rate notes will qualify as a “qualified floating rate” for U.S. federal income tax purposes. In such case, interest on the notes will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with its usual method of accounting for tax purposes. If, however, the issue price of the notes is less than their stated principal amount and the difference is equal to or more than a de minimis amount (as set forth in the applicable Treasury regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

Amortizable Bond Premium

A U.S. Holder will acquire the notes with amortizable bond premium if the U.S. Holder purchases the notes for a price in excess of the stated principal amount of the notes. A U.S. Holder may elect under the Code to amortize bond premium under the constant yield method over the remaining term of the notes. If a U.S. Holder makes this election, it will apply to all taxable debt instruments having amortizable bond premium that the U.S. Holder owns or subsequently acquires and may not be revoked without the consent of the IRS. Amortizable bond premium will be treated as an offset to interest income on the notes rather than as a separate deduction, and a U.S. Holder will reduce its tax basis in a note by any amortized bond premium. If a U.S. Holder does not elect to amortize bond premium, then that premium will decrease the gain or increase the loss otherwise recognized on a disposition of the notes.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of the notes equal to the difference between (a) the amount realized upon the sale, exchange, redemption, retirement, or other taxable disposition (except to the extent attributable to accrued and unpaid stated interest, which will generally be taxable as ordinary income to the extent not previously included in income), and (b) the U.S. Holder’s “adjusted tax basis” in the notes. A U.S. Holder’s adjusted tax basis in a note generally will equal its purchase price for the note, reduced by any previously amortized bond premium.

Gain or loss on the disposition of notes will generally be capital gain or loss and will be long-term capital gain or loss if the notes have been held for more than one year at the time of disposition. Certain non-corporate U.S. Holders, including individuals, may be eligible for a reduced rate of tax on long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which will generally include all or a portion of their interest income and net gains from the disposition of the notes. Each U.S. Holder that is an individual, estate, or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to payments to certain non-corporate U.S. Holders of principal and interest on a note and the proceeds of the sale of a note. If you are a U.S. Holder, you may be subject to backup withholding, at a current rate of 24%, when you receive interest with respect to the notes, or when you receive proceeds upon the sale, exchange, redemption, retirement or other disposition of the notes. In general, you can avoid this backup withholding by properly executing, under penalties of perjury, an IRS Form W-9 or suitable substitute form that provides:

•	your correct taxpayer identification number; and

•

a certification that (a) you are exempt from backup withholding because you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on IRS Form W-9 or suitable substitute form in a timely manner, you may be subject to penalties imposed by the IRS.

Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. Backup withholding is not an additional tax and amounts withheld may be refunded or credited against your federal income tax liability, provided you furnish required information to the IRS.

Non-U.S. Holders

For purposes of this summary, a Non-U.S. Holder is any beneficial owner of a note that is neither a U.S. Holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

U.S. Federal Withholding Tax

If you are a Non-U.S. Holder, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (a) you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding tax under an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business (as described below under “— U.S. Federal Income Tax”) in the United States or (b) you meet all four of the following requirements (in which case no U.S. federal withholding tax will be imposed under the “portfolio interest” exemption of the Code):

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

•

either (a) you provide your name and address on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification and other rules apply to certain Non-U.S. Holders that are entities rather than individuals.

A Non-U.S. Holder is urged to consult its tax advisor regarding the availability of the above exemptions and the procedure for obtaining such exemptions, if available. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

Subject to the discussion below under “— Foreign Account Tax Compliance Act,” the 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with its conduct of that trade or business (or the interest is attributable to a permanent establishment maintained by it in the United States if a tax treaty applies), the Non-U.S. Holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided it complies with certain certification and disclosure requirements discussed above in “— U.S. Federal Withholding Tax”). In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of such effectively connected interest.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, attributable to a permanent establishment maintained by a Non-U.S. Holder in the United States); or

•	a Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If a Non-U.S. Holder is an individual and is described in the first bullet above, it will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in a similar manner to a U.S. resident. If a Non-U.S. Holder is a foreign corporation and is described in the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates in a similar manner to a U.S. Holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty. If a Non-U.S. Holder is described in the second bullet above, it will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses for the year. Non-U.S. Holders should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding Tax and Information Reporting

If you are a Non-U.S. Holder, the amount of interest paid to you, and any tax withheld with respect to such interest payments, regardless of whether any withholding was required, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of interest paid to you and the amount of any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the notes if you have provided us with an IRS Form W-8BEN or

W-8BEN-E (or other applicable form) as described above and we do not have actual knowledge or reason to know that you are a U.S. person. In addition, no backup withholding or information reporting will be required with respect to the gross proceeds of the sale of notes made within the United States or conducted through certain U.S. financial intermediaries if (a) the payor receives the certification described above and does not have actual knowledge or reason to know that you are a U.S. person or (b) you otherwise establish an exemption. Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against your federal income tax liability and may entitle you to a refund provided you timely furnish the required information to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, the U.S. Treasury regulations promulgated thereunder, and IRS administrative guidance, which are commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA,” generally impose withholding at a rate of 30% on (a) interest payable on (including amounts treated as interest upon a disposition of) a note, and (b) after December 31, 2018, gross proceeds from a disposition of a note by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons, or by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which the notes are held will affect the determination of whether FATCA withholding is required. Similarly, (a) interest payable on a note, and (b) after December 31, 2018, gross proceeds from a disposition of a note received by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. A Non-U.S. Holder should consult its tax adviser regarding the possible implications of FATCA on an investment in the notes.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                 , 2018, the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them severally, the following respective principal amounts of each series of the notes at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Credit Suisse Securities (USA) LLC	$	$	$	$
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$	$	$	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and may offer the notes to other dealers at such price less a selling concession of     % of the principal amount of the floating rate notes,     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes and     % of the principal amount of the 20    notes. Any underwriter may allow, and any such dealer may reallow, a concession of     % of the principal amount of the floating rate notes,     % of the principal amount of the 20    notes,     % of the principal amount of the 20    notes and     % of the principal amount of the 20    notes to certain other dealers. After the initial public offering, the representatives may change the public offering price and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that our expenses for this offering, excluding underwriting discounts and commissions, will be approximately $        million. The underwriters have agreed to reimburse us for certain of our expenses in connection with this offering.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments that the underwriters may be required to make in that respect.

Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. One or more of the underwriters intend to make a secondary market for each series of notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes of any series at any time without notice. No assurance can be given as to how liquid the trading market for the notes of any series will be. If an active public market for the notes of any series does not develop, the market price and liquidity of the notes of that series may be adversely affected.

Stabilizing, Over-Allotment, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment transactions involve sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Certain of the underwriters and their respective affiliates perform or have performed commercial banking, investment banking and advisory services for us from time to time, for which they have received customary fees and expenses. The underwriters and their respective affiliates may from time to time engage in transactions with and perform services for us in the ordinary course of their business. Certain of the underwriters or their affiliates are lenders under our credit facilities. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Settlement

We expect to deliver the notes against payment for the notes on the seventh business day following the date of the pricing of the notes (“T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade notes on the date of pricing or the next succeeding four business days will be required, by virtue of the fact that the notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

The notes are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Note to Canadian Residents

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Note to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospective Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

This European Economic Area selling restriction is in addition to any other selling restrictions that may be imposed by individual Member States of the EEA and set out elsewhere in this prospectus supplement.

Note to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)), received by it in connection with the issue or sale of the notes, which are the subject of the offering contemplated by this prospectus supplement, in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, Home Depot, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Hong Kong

The notes have not been and may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments)(Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the notes will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters relating to the notes for the underwriters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of January 28, 2018 and January 29, 2017, and for each of the years in the three-year period ended January 28, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended October 28, 2018 and October 29, 2017, July 29, 2018 and July 30, 2017, and April 29, 2018 and April 30, 2017, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended October 28, 2018, July 29, 2018, and April 29, 2018, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus supplement and the accompanying prospectus are a part, are available to the public on the SEC’s website at www.sec.gov and, free of charge, on our website at ir.homedepot.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus supplement.

This prospectus supplement “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and information that we file later and incorporate by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC (other than portions of documents deemed by us to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 (filed on March 22, 2018);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2018 (filed on May 22, 2018);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2018 (filed on August 21, 2018);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2018 (filed on November 20, 2018);

•	Our Current Report on Form 8-K dated February 22, 2018 (filed on February 28, 2018);

•	Our Current Report on Form 8-K dated May 17, 2018 (filed on May 23, 2018);

•	Our Current Report on Form 8-K dated October 9, 2018 (filed on October 9, 2018);

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on April 2, 2018) that are specifically incorporated into our Annual Report on Form 10-K for the fiscal year ended January 28, 2018; and

•	All documents filed (and not furnished) by us pursuant to Section 13(a), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until this offering terminates.

PROSPECTUS

The Home Depot, Inc.

Debt Securities

The Home Depot, Inc. from time to time may offer and sell debt securities in amounts, at prices and on terms that will be determined at the time of the applicable offering.

This prospectus provides you with a general description of the debt securities we may offer in one or more offerings. Each time we offer debt securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offered debt securities and the offering. The prospectus supplement also may add to, update, modify or supersede the information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

The debt securities may be offered directly to purchasers or to or through underwriters, agents or dealers as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, agents or dealers and the amount of any applicable commissions or discounts will be included in a prospectus supplement accompanying this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in any of our debt securities.

Investing in our debt securities involves certain risks. We discuss risks relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K and in subsequent filings, which are incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider all of these risks before investing in any of our debt securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the Securities and Exchange Commission and any information about the terms of securities offered that is conveyed to you by us or our underwriters or agents. We have not authorized anyone else to provide you with any different or additional information. If you receive any different or additional information, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, debt securities offered by this prospectus, any accompanying prospectus supplement or any free writing prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then such offer does not extend to you.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this process, we may from time to time sell debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may sell. Each time we sell debt securities, we will provide a supplement to this prospectus that will contain specific information about the terms of the offered debt securities and of the offering. The accompanying prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before purchasing any debt securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information incorporated by reference as described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise specified, the terms “Home Depot,” “we,” “us” or “our” mean The Home Depot, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the debt securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. You will find additional information about us in the registration statement. You may review the registration statement, including exhibits, through the SEC’s website at www.sec.gov or through our website at ir.homedepot.com. Any statement made in this prospectus concerning a contract or other documents of ours is likely only a summary, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on our website at ir.homedepot.com. You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the materials at prescribed rates by writing to the Public Reference Room at the address listed above. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus “incorporates by reference” certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents filed by us with the SEC (other than portions of documents deemed to have been furnished rather than filed in accordance with SEC rules unless otherwise specified by us):

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2018 (filed on March 22, 2018);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2018 (filed on May 22, 2018);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 29, 2018 (filed on August 21, 2018);

•	Our Current Report on Form 8-K dated February 22, 2018 (filed on February 28, 2018);

•	Our Current Report on Form 8-K dated May 17, 2018 (filed on May 23, 2018);

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on April 2, 2018) that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 28, 2018; and

•

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and until this shelf offering of debt securities terminates (other than portions of documents deemed to have been furnished rather than “filed” in accordance with SEC rules unless otherwise specified by us).

You can obtain a copy of any of the documents that we incorporate by reference, as well as a copy of the registration statement, from the SEC through its website or at its facilities described above, as well as through our Internet website described above. Additionally, you can obtain a copy of any of these documents by requesting them from us at the addresses or at the telephone number shown below. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.

The Home Depot, Inc.

2455 Paces Ferry Road

Atlanta, Georgia 30339

Attention: Investor Relations

www.investor_relations@homedepot.com

Telephone: (770) 384-2871

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

Certain statements regarding our future performance that are contained or incorporated by reference in this prospectus or any prospectus supplement constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; issues related to the payment methods we accept; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of 2017 U.S. tax reform; store openings and closures; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties — many of which are beyond our control or are currently unknown to us — as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our present expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2018, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC, all of which are incorporated by reference. See “Where You Can Find More Information.” You should also carefully consider the risks and other information that may be contained in or incorporated by reference into any prospectus supplement relating to a specific offering of debt securities.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC.

THE HOME DEPOT, INC.

The Home Depot, Inc. is the world’s largest home improvement retailer based on net sales for the fiscal year ended January 28, 2018. The Home Depot sells a wide assortment of building materials, home improvement products, lawn and garden products, and décor products and provides a number of services. As of January 28, 2018, we had 2,284 The Home Depot stores located throughout the United States (including the Commonwealth of Puerto Rico and the territories of the U.S. Virgin Islands and Guam), Canada and Mexico.

The Home Depot, Inc. is a Delaware corporation that was incorporated in 1978. Our Store Support Center (corporate office) is located at 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our telephone number at that location is (770) 433-8211. We maintain an Internet website at www.homedepot.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Unless stated otherwise in an accompanying prospectus supplement or a free writing prospectus, we will use the net proceeds from the sale of debt securities described in this prospectus for general corporate purposes, which may include, but are not limited to:

•	refunding, repurchasing, retiring upon maturity or redeeming existing debt;

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets, including acquisitions of inventory; and

•	purchases of our common stock.

When a particular series of debt securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those debt securities. Pending application for specific purposes, we may temporarily invest the net proceeds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Six Months Ended July 29, 2018	Fiscal Year Ended(1)
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	11.9x	10.7x	10.6x	9.9x	9.7x	9.3x

(1)

Fiscal years 2017, 2016, 2015, 2014 and 2013 refer to the fiscal years ended January 28, 2018, January 29, 2017, January 31, 2016, February 1, 2015, and February 2, 2014, respectively. All fiscal years reported include 52 weeks.

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of earnings before provision for income taxes plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest incurred on indebtedness including capitalized interest, amortization of debt expenses and the portion of rental expense under operating leases deemed to be the equivalent of interest. The ratios of earnings to fixed charges are calculated as follows:

(earnings before provision for income taxes) + (fixed charges) – (capitalized interest)

(fixed charges)

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. The information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the indentures with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

Please note that in this section titled “Description of Debt Securities,” references to “we,” “our,” “us” and “Home Depot” refer solely to The Home Depot, Inc. as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. See “— Book-Entry Delivery and Settlement.”

General

We will issue the debt securities in one or more series under either an indenture dated as of May 4, 2005 between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) as trustee or an indenture dated as of August 24, 2012 between us and Deutsche Bank Trust Company Americas as trustee. The two indentures are substantively identical in all material respects. When we refer to the “indenture” or the “trustee” with respect to any series of debt securities, we mean the indenture under which those debt securities are issued and the trustee acting pursuant to that indenture.

The debt securities that we may offer under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times and in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, outstanding debt securities of that series.

The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•

the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof, and the rights, if any, to shorten or extend the date on which the principal of and premium, if any, on the debt securities of the series is payable and the conditions to any such change;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the interest accrual date or dates will be determined, the interest payment dates on which interest will be payable and the record date, if any;

•	the place or places where the principal of, premium, if any, and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the occurrence of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal, premium, if any, and interest on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto, including the manner of determining the equivalent in U.S. dollars;

•

if the payments of principal, premium, if any, or interest on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which those securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of those payments and the manner in which the exchange rate with respect to those payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal, premium, if any, and interest on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which that amount will be determined;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series that will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•	any modifications or deletions of or additions to the events of default or our covenants with respect to securities of the series;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange their interests in those securities for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Covenants

Except as described in this sub-section or as otherwise provided in the accompanying prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any covenants or other provisions that would limit our or any of our subsidiaries’ right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as a highly leveraged transaction.

Unless otherwise indicated in the accompanying prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

The indenture provides that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

•

the person formed by the consolidation or into which we are merged or the person that acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that the consolidation, merger or sale and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent provided in the indenture relating to that transaction have been satisfied.

Upon the consolidation, merger or sale, the successor corporation formed by that consolidation or into which we are merged or to which that sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation will be released from all obligations and covenants under the indenture and the debt securities.

The indenture does not restrict our ability to redeem or require us to redeem or permit holders to cause redemption of, debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent that transaction from taking place.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon. If the event of default, however, is any of certain events of bankruptcy, insolvency or reorganization, all of the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

•	default for 30 days in payment when due of any interest due with respect to the debt securities of that series;

•	default in payment when due of principal of or premium, if any, on the debt securities of that series;

•

default for 90 days after written notice to us by the trustee or by holders of not less than 25% in principal amount of the debt securities of any series then outstanding in the performance of any covenant or other agreement in the indenture or the debt securities for the benefit of those debt securities;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided in the indenture with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of that series notice of the default known to it, unless cured or waived. Except in the case of default in the payment of principal of, or interest (or premium), if any, on any debt security of that series or in the payment of any sinking fund installment with respect to debt securities of that series, the trustee will be protected in withholding the notice of default if and so long as the trustee in good faith determines that the withholding of the notice is in the interests of the holders of debt securities of that series. The term “default” for the purpose of this provision of the indenture means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of that series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate confirming no default or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of that series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series, except a default not theretofore cured in payment of the principal of, premium, if any, or interest, if any, on any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to pursue a remedy with respect to the indenture or the debt securities of any series unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•	holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made a written request to the trustee to pursue that remedy;

•	the holder has provided indemnity satisfactory to the trustee against any loss, liability or expense incurred in pursuit of that remedy as trustee;

•

the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of that series a direction inconsistent with the written request to pursue the remedy within 90 calendar days after receipt of the notice of default, the written request and the offer of indemnity; and

•	the trustee has failed to comply with the request to pursue the remedy within that 90 calendar day period.

However, these limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of or interest on those debt securities on or after the respective due dates expressed in those debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;

•	change the stated maturity of, or time for payment of interest on, any debt security;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. Government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, in respect of the debt securities of that series on the stated maturity date of the principal and any installment of principal, premium, if any, or interest. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, the opinion would be based on a ruling by the United States Internal Revenue Service or a change in current U.S. income tax law occurring after the date of the indenture.

We may also elect not to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series of debt securities. Thereafter, any such noncompliance will not be an event of default with respect to the debt securities of that series, upon the deposit with the trustee, in trust, of money and/or U.S. Government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal, premium, if any, and interest in respect of debt securities of that series on the stated maturity date of the principal or installment of principal, premium, if any, or interest. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of the trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

In the event we exercise our option not to comply with certain covenants as described in the preceding paragraph and the debt securities of the series are declared due and payable because of the occurrence of any event of default, then the amount of monies and/or U.S. Government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will in any event remain liable for such payments as provided in the debt securities of that series.

We will deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the defeasance have been satisfied.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee, as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of that series; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Regarding the Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee for that series of debt securities.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a failure by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until the default is cured. However, in accordance with Section 311(b) of the Trust Indenture Act, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to either indenture are in default, it must eliminate such conflict or resign.

We maintain business relationships in the ordinary course of business with each of the trustees and certain of their affiliates. One or both of the trustees or their affiliates serve as fiscal agent for certain of our outstanding obligations, are parties to our credit facility agreement that backs up our commercial paper program and have served as an underwriter of prior offerings of debt securities by us. We may enter into additional business relationships with one or both of the trustees or their affiliates in the future.

Governing Law

The indenture and the debt securities will be governed by New York law.

Book-Entry Delivery and Settlement

Global Notes

We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company, or “DTC,” and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as “Clearstream,” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the “Euroclear Operator.” All operations are conducted by the “Euroclear Operator,” and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the “Euroclear Operator” is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the “Euroclear Operator” are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The “Euroclear Operator” acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

PLAN OF DISTRIBUTION

We will describe the terms of a particular offering of debt securities in the accompanying prospectus supplement, including the following:

•	the names of any underwriters, agents or dealers;

•	their compensation, including any underwriting discounts, dealer concessions or commissions;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; and

•	any exchange on which the debt securities may be listed.

We may sell the debt securities using any of the following methods:

•	to or through underwriters, agents or dealers;

•	directly to one or more purchasers without using underwriters, agents or dealers; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at fixed prices or at prices that may be changed, at market prices prevailing at the time of sale or at prices related to prevailing market prices, or at negotiated prices. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may offer the debt securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If we use an underwriter or underwriters in the sale of the debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of those debt securities. Underwriters will acquire the debt securities for their own account. The underwriters may then resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the accompanying prospectus supplement, the obligations of the underwriters to purchase the debt securities in a particular offering will be subject to certain conditions, and the underwriters will be obligated to purchase all of the debt securities in a particular offering if any of the debt securities are purchased.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be appointed to sell debt securities on a continuous basis, including pursuant to “at the market offerings.”

Underwriters and agents may from time to time purchase and sell the debt securities described in this prospectus and the accompanying prospectus supplement in the secondary market but are not obligated to do so. No assurance can be given that there will be a secondary market for the debt securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the debt securities.

In order to facilitate the offering of the debt securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these debt securities or any other debt securities the prices of which may be used to determine payments on these debt securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the debt securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, the underwriters may bid for, and purchase, the debt securities or any other debt securities in the open market. Finally, in any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may solicit, or we may authorize underwriters, dealers or agents to solicit, offers to purchase debt securities of one or more series directly from one or more institutional investors using delayed delivery contracts. These contracts will provide for payment and delivery on one or more specified dates in the future. The accompanying prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts. The underwriters or other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the debt securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

Underwriters named in a prospectus supplement are, and dealers, agents or remarketing firms named in a prospectus supplement may be, deemed to be “underwriters” under the Securities Act of 1933, as amended, or the “Securities Act,” and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify the underwriters, agents, dealers and remarketing firms against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents, dealers and remarketing firms may engage in transactions with or perform services for The Home Depot or our subsidiaries and affiliates in the ordinary course of business.

The accompanying prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers, sales or deliveries of the debt securities or the distribution of this prospectus and the accompanying prospectus supplement in specified jurisdictions outside the United States, if and as appropriate.

LEGAL MATTERS

In connection with particular offerings of debt securities in the future, unless stated otherwise in the accompanying prospectus supplement, the validity of the debt securities may be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the accompanying prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of The Home Depot, Inc. and subsidiaries as of January 28, 2018 and January 29, 2017, and for each of the years in the three-year period ended January 28, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of January 28, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended April 29, 2018 and April 30, 2017, and July 29, 2018 and July 30, 2017, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Home Depot’s quarterly reports on Form 10-Q for such periods, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

$

THE HOME DEPOT, INC.

Floating Rate Notes due                 , 20

    % Notes due                 , 20

    % Notes due                 , 20

    % Notes due                 , 20

PROSPECTUS SUPPLEMENT

                    , 2018

Joint Book-Running Managers

BofA Merrill Lynch	Credit Suisse	Goldman Sachs & Co. LLC	J.P. Morgan